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                                                                  Exhibit 99.1

      RETAIL VENTURES, INC. APPOINTS HEYWOOD WILANSKY AS CEO AND ANNOUNCES
                            OTHER MANAGEMENT CHANGES

COLUMBUS, Ohio, Nov. 3 /PRNewswire-FirstCall/ -- Retail Ventures, Inc. (NYSE:RVI) today announced that leading department store executive Heywood Wilansky was named President and CEO. He is leaving his position as President and CEO of the Filene's Basement subsidiary of RVI.

He succeeds John C. Rossler, who, along with Executive Vice President and COO Edwin J. Kozlowski, has left the Company.

"John Rossler and Ed Kozlowski have been instrumental in the expansion of the number of RVI stores," RVI Board Chairman Jay Schottenstein said. "They have made valuable contributions and we wish them well."

In simultaneous appointments:

     -- Deborah Ferree, Executive Vice President and Chief Merchandising
        Officer of DSW, RVI's designer shoe retail company, will become President and Chief Merchandising Officer of DSW.

     -- Jerald Politzer, Executive Vice President of Merchandising for
        Filene's Basement, will become President of the Value City Department Stores operations of RVI. The division's former president, Stuart Glasser, has resigned.

     -- Mark Shulman, currently Chief Operating Officer of Retail Brand
        Alliance, will become President of Filene's Basement.

The Board has not filled the position of COO of RVI, pending completion of a search. Jim McGrady, RVI's Chief Financial Officer, will undertake operational responsibilities that had been reporting to the COO in the interim period.

Mr. Schottenstein said, "We are delighted that Mr. Wilansky has agreed to lead RVI at this vital time. He is a proven leader with impeccable credentials who will tackle the challenges posed by a tough retail marketplace."

Mr. Wilansky added, "We will continue the growth of DSW and Filene's Basement, and re-examine our merchandising mix at Value City Department Stores with the goal of freshening the stores' consumer appeal."

Mr. Wilansky has a distinguished career in retail. Before coming to RVI, he served as President and CEO of Bon Ton Stores, and President and CEO of two divisions of The May Department Stores Company. He previously held positions at Lord & Taylor and The Hecht Company. Mr. Wilansky also was a professor of marketing at the University of Maryland business school.

Ms. Ferree joined DSW in 1997. Prior to that time she had more than 20 years of experience in the retail industry in various positions, including Divisional Merchandising Manager of Shoes, Accessories and Intimate Apparel for Harris Department Store, as a women's buyer for Ross Stores and as a Divisional Merchandise Manager of The May Department Stores Company.

Mr. Politzer, who has been with RVI for 18 months, previously served as CEO of Salant Corporation, a men's apparel company, and Vice Chairman of Melville Corporation where he oversaw divisions with sales ranging from $2 billion to $6 billion. He also served as CEO of G. Fox Stores and Secure Connections, from which he joined RVI's Filene's Basement.

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Mr. Shulman will leave his position as Chief Operating Officer of Retail Brand
Alliance, which owns Brooks Brothers, Casual Corner Group, Carolee Designs, and Adrienne Vittadini. Before that, he was Chief Merchandising Officer for Stage Stores, President and CEO of Henri Bendel and President and CEO of Ann Taylor.

Retail Ventures, Inc. is a leading off-price retailer currently operating 116 Value City Department Stores in the Midwest, mid-Atlantic and southeastern U.S., 25 Filene's Basement Stores in the Northeast and 167 better-branded DSW Shoe Warehouse Stores in major metropolitan areas throughout the country.

Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future, and include statements in this document regarding forecasts and expectations of the financing to support the Company's current operating initiatives and growth objectives. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended January 31, 2004. One or more of these factors may have affected, and could in the future affect, the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections.

There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

SOURCE:     Retail Ventures, Inc.

CONTACT:    Jim McGrady
            Chief Financial Officer
            (614) 478-2208